UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2015

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New President, Chief Executive Officer and Director
On June 8, 2015, General Cable Corporation (the “Company”) announced the hiring of Michael T. McDonnell as President and Chief Executive Officer of the Company, effective as of the commencement of his employment with the Company on July 1, 2015 (the “Effective Date”). Mr. McDonnell will also become a member of the Company’s Board of Directors on the Effective Date. Mr. McDonnell is to succeed Gregory B. Kenny who has led the Company as President and Chief Executive Officer since 2001 and who announced in October 2014 his plans to transition out of those positions. In connection with the hiring of Mr. McDonnell on June 4, 2015, the Company and Mr. Kenny agreed that Mr. Kenny will retire as an employee and member of the Board of Directors of the Company as of the Effective Date. The Company expects to enter into a consulting agreement with Mr. Kenny in connection with his retirement pursuant to which he will provide transition services to the Company through the end of the year.
Mr. McDonnell, age 58, was Chairman, President and Chief Executive Officer of TPC Group, Inc., a $2.5 billion leading processor and producer of value-added products derived from petrochemicals that are sold into a wide range of performance, specialty and intermediate markets. Prior to joining TPC Group, he was President, Chief Executive Officer and Executive Director of Pregis Corporation from 2006 to 2011, a leading global specialty packaging and hospital supply products company with 47 facilities in 18 countries. In that role, he built a standalone corporation from its prior parent company, Pactiv. Previously, Mr. McDonnell was Group Vice President, Environmental Technologies of Engelhard Corporation from 2002 to 2006 and Vice President of a chemicals division for Cytec Industries from 1998 to 2002. In his roles at Engelhard and Cytec, Mr. McDonnell grew global businesses of specialty chemicals and materials focused on value-added products. Early in his career he also served in progressively responsible management roles with Henkel Corporation and DuPont.
There are no family relationships between Mr. McDonnell and any director or executive officer of the Company, there are no arrangements or understandings pursuant to which Mr. McDonnell was appointed as an officer or director and there are no related party transactions between the Company and Mr. McDonnell.
Compensation of the New President and Chief Executive Officer
In connection with Mr. McDonnell’s appointment as President and Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. McDonnell. The Offer Letter provides that Mr. McDonnell’s employment will be on an at-will basis and provides Mr. McDonnell an initial base salary of $925,000, which will be reviewed annually by the Compensation Committee but may not be decreased without Mr. McDonnell’s consent unless such decrease is consistent with an across the board decrease in all executive officers’ base salary. In addition, the Offer Letter provides that Mr. McDonnell will:

•
participate in the Company’s Annual Incentive Plan with an annual bonus target opportunity of 100% of base salary (pro-rated to $462,500 for 2015) up to a maximum payout equal to 200% of target, subject to the achievement of performance goals established by the Compensation Committee;

•
receive a sign-on bonus of $500,000, which bonus would be subject to a pro-rata reimbursement mechanism should Mr. McDonnell’s employment terminate in specified circumstances within two years after the Effective Date;

•	participate in the General Cable Corporation Stock Incentive Plan (the “Equity Plan”) with an annual long-term incentive compensation target of $3.6 million commencing in 2016;

•	receive the following initial equity grants under the Equity Plan on the Effective Date:

◦
Stock options (the “Options”) with a grant date fair value equal to $2 million. The Options will vest ratably on the first three anniversaries of the date of grant. The Options will become fully vested in the event of Mr. McDonnell’s death or Disability prior to the last vesting date. If Mr. McDonnell’s employment is terminated by the Company without Cause or by Mr. McDonnell for Good Reason upon or within 12 months following a Change in Control, any unvested portion of the Options will vest in full.

◦
Restricted stock units (the “RSUs”) with a value equal to $2.5 million, measured based on the average closing price of the Company’s common stock over the 20 trading day period ending on (and including) the trading day before the date of grant. If the Company achieves a specified performance goal for the applicable calendar year, and if Mr. McDonnell continues in employment through the end of the applicable calendar year, one-third of the RSUs will vest on each of December 31, 2015, December 31, 2016, and December 31, 2017. Under the vesting terms, if Mr. McDonnell continues in employment: (i) one-third of the RSUs will vest if the Company achieves a specified performance goal for the 2015 calendar year; (ii) one-third of the RSUs (plus any unvested portion of the RSUs attributable to the 2015 calendar year) will vest if the Company achieves a specified performance goal for the 2016 calendar year; and (iii) the remaining one-third of the RSUs (plus any unvested portion of the RSUs attributable to the 2015 and/or 2016 calendar years) will vest if the Company achieves a specified performance goal for the 2017 calendar year. In each case, vesting is contingent upon certification by the Compensation Committee that the applicable performance condition has been achieved.

Any unvested portion of the RSUs will become fully vested in the event of Mr. McDonnell’s death or Disability. If Mr. McDonnell’s employment is terminated by the Company without Cause or by Mr. McDonnell for Good Reason upon or within 12 months following a Change in Control, any unvested portion of the RSUs will become fully vested.

◦
Performance stock units (the “PSUs”) with a target value equal to $2.5 million, measured based on the average closing price of the Company’s common stock over the 20 trading day period ending on (and including) the trading day before the date of grant. All or a portion of the PSUs will vest based upon the Company’s achievement of performance goals established by the Compensation Committee for the performance period beginning on January 1, 2015 and ending on December 31, 2017 (the “Performance Period”), if Mr. McDonnell continues in employment through the end of the Performance Period. Based on the performance at the end of the three-year period, Mr. McDonnell may earn less or more than the target award granted. The maximum payout is 200%.

A pro-rata portion of the target amount of the PSUs will vest in the event of Mr. McDonnell’s death prior to the end of the Performance Period, and a pro-rata portion of the PSUs will vest if Mr. McDonnell terminates employment on account of Disability prior to the end of the Performance Period to the extent the applicable performance goals are achieved. If a Change in Control occurs prior to the end of the Performance Period, achievement of the performance goals will be measured as of the Change in Control, and vesting of the PSUs will remain subject to Mr. McDonnell’s continued employment through the end of the Performance Period, unless earlier terminated on account of death or Disability, or in the event Mr. McDonnell’s employment is terminated by the Company without Cause or by Mr. McDonnell for Good Reason upon or within 12 months following a Change in Control.

•	participate in the Company’s employee benefit plans and be eligible for three weeks of paid vacation annually;

•
entitled to receive relocation benefits under the Company’s executive relocation policy, tax assistance consistent with Company practice for certain relocation expenses, and temporary housing for up to six months;

•	participate in the General Cable Corporation 2014 Executive Officer Severance Benefit Plan.
Mr. McDonnell will be subject to the restrictions in the Company’s Non-Solicitation and Non-Disclosure Agreement applicable to all of the Company’s new employees.
The above summary of Mr. McDonnell’s Offer Letter and equity awards is qualified in its entirety by reference to the complete text of the Offer Letter and form of grant agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report and are incorporated herein by reference. Unless otherwise specified, all capitalized terms shall have the meaning set forth in the applicable plan document or grant agreement.
Amendment of Mr. Kenny’s Stock Option Agreements
In connection with Mr. Kenny’s anticipated retirement, on June 4, 2015 the Compensation Committee approved an amendment (the “Option Amendment”) to the stock options granted to Mr. Kenny in 2006, 2007, 2008, 2009 and 2010. The Option Amendment extends the expiration date of those stock options to the earlier of the third anniversary of the date of Mr. Kenny’s retirement or the expiration of the term of the applicable stock option. Prior to the Option Amendment, each of the applicable stock options would have expired 90 days following retirement.
Approval of Form Grant Agreements
On June 4, 2015, the Compensation Committee approved forms of grant agreements to be used for the grant of stock options, restricted stock units and performance stock units to executive officers under the Equity Plan, including the initial grants to be made to Mr. McDonnell described above. The forms of grant agreements are attached hereto as Exhibits 10.2, 10.3, and 10.4 and are incorporated herein by reference.
On June 4, 2015, the Compensation Committee also approved a form of grant agreement to be used for the grant of long-term incentive cash awards (“Cash Awards”) to executive officers under the Equity Plan. The Cash Awards contain terms and conditions similar to those of the RSUs, except that they are payable in cash. The form of grant agreement is attached hereto as Exhibit 10.5 and is incorporated herein by reference
Item 7.01    Regulation FD Disclosure.
On June 8, 2015, the Company issued a press release announcing the hiring of Mr. McDonnell as President and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
10.1    Offer Letter, dated June 4, 2015, by and between the Company and Michael McDonnell

10.2	Form of Stock Option Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

10.3	Form of Restricted Stock Unit Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

10.4	Form of Performance Stock Unit Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

10.5	Form of Long Term Incentive Cash Award Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan
99.1    Press release, dated June 8, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

June 9, 2015	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index
Exhibit No.    Description

10.1	Offer Letter, dated June 4, 2015, by and between the Company and Michael McDonnell

10.2	Form of Stock Option Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

10.3	Form of Restricted Stock Unit Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

10.4	Form of Performance Stock Unit Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

10.5	Form of Long Term Incentive Cash Award Grant Agreement for Executive Officers under the General Cable Corporation Stock Incentive Plan

99.1	Press release, dated June 8, 2015